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                                   EXHIBIT 11

                              CHIRON CORPORATION
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                    Three Months Ended March 31,
                                                  ------------------------------
                                                       1996             1995
                                                  -------------  ---------------

EARNINGS PER SHARE
  Net income (loss) available for
  common shares and common stock
  equivalent shares deemed to have a
  dilutive effect                                  $ 12,744,000  $ (385,778,000)
                                                   ------------  --------------
                                                   ------------  --------------

  Primary earnings (loss) per share                $       0.29  $        (9.64)
                                                   ------------  --------------
                                                   ------------  --------------

  Fully diluted earnings (loss) per share          $       0.29  $        (9.64)
                                                   ------------  ---------------
                                                   ------------  ---------------

Shares used in primary earnings (loss)
 per share computation:
   Weighted average common shares
    outstanding                                      42,009,000      40,013,000
   Weighted average dilutive
    incremental common shares
    issuable from exercise of warrants                  113,000              --
   Weighted average dilutive
    incremental common shares
    issuable under employee stock
    option programs                                   2,499,000              --
                                                   ------------   --------------
   Total common shares and common
    stock equivalent shares deemed to
    have a dilutive effect                           44,621,000      40,013,000
                                                   ------------   --------------
                                                   ------------   --------------
Shares used in fully dilutive earnings
 (loss) per share computation:
   Weighted average common shares
    outstanding                                      42,009,000      40,013,000
   Weighted average dilutive
    incremental common shares
    issuable from exercise of warrants                  114,000              --
   Weighted average dilutive
    incremental common shares
    issuable under employee stock
    option programs                                   2,500,000              --
                                                   ------------   --------------
   Total common shares and common
    stock equivalent shares deemed to
    have a dilutive effect                           44,623,000      40,013,000
                                                   ------------   --------------
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